Dryden Small-Cap Core Equity Fund, Inc.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


         					December 27, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                          Re: Dryden Small-Cap Core Equity Fund, Inc.
                                     File No. 811-08167


Ladies and Gentlemen:

         Enclosed please find the Annual Report on Form N-SAR for Dryden Small-Cap Core Equity
Fund, Inc. for the fiscal year ended October 31, 2004. The
Form N-SAR was filed using the EDGAR
system.



                                               Very truly yours,


					/s/ Deborah A. Docs
                                                Deborah A. Docs
                                            Assistant Secretary





This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 27th day of December 2004.







Dryden Small-Cap Core Equity Fund, Inc.





Witness: /s/ Deborah A. Docs	           By:/s/ Grace C. Torres
            Deborah A. Docs	  	          Grace C. Torres
            Assistant Secretary                         Treasurer





























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